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                                                                   INITIAL GRANT

                               FAXSAV INCORPORATED
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of FaxSav Incorporated (the "Corporation"):

          OPTIONEE: ____________________________________________________________

          GRANT DATE: __________________________________________________________

          EXERCISE PRICE:  $______________________________ per share

          NUMBER OF OPTION SHARES:  22,222 shares

          EXPIRATION DATE: _____________________________________________________

          TYPE OF OPTION:     Non-Statutory Stock Option

          DATE EXERCISABLE:  Immediately Exercisable

          VESTING SCHEDULE: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to the Option Shares in four (4) equal successive annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the FaxSav Incorporated 1996 Stock Option/Stock Issuance Plan (the "Plan").
Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

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          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES
ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

________________________, 199_
        Date


                                   FAXSAV INCORPORATED


                                   By:__________________________________________

                                   Title:_______________________________________



                                   _____________________________________________
                                   OPTIONEE

                                   Address:_____________________________________

                                   _____________________________________________


ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus


                                        2

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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT

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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS